Exhibit 99.1

Universal Biosensors Inc

ARBN 121 559 993

1 Corporate Avenue

Rowville VIC 3178

Australia

Telephone +61 3 9213 9000

Facsimile +61 3 9213 9099

Email info@universalbiosensors.com

www.universalbiosensors.com

20 November 2018

Prepayment of Loan

Universal Biosensors (ASX: UBI) (‘Company’) today gave notice to Athyrium Opportunities Fund (A) LP to prepay the outstanding loan of US$15,000,000 on 26 November 2018. Once made, this prepayment will extinguish all of the Company’s secured debt obligations.

The prepayment of the loan will be paid from existing funds held in US denominated currency which was US$22.5 million as at 15 November 2018. With the prepayment of the loan, the Company will get access to restricted cash of A$2.9 million which had been pledged as collateral for the loan. The Company’s cash position as of 15 November 2018 after taking into account the debt repayment is A$12.7 million.

Aligned with management’s overall on-going cost reduction initiatives, early repayment of the loan reduces financing costs and total operating expenditures. Furthermore, prepaying the debt removes debt covenants and restrictions allowing the Company greater business decision making flexibility.

—Ends—

Enquiries:

Rick Legleiter

Salesh Balak

+61 3 9213 9000

About Universal Biosensors

For additional information in relation to Universal Biosensors, refer to

http://www.universalbiosensors.com/announcements.html.

Universal Biosensors is a specialist medical diagnostics company, founded in 2001, that is focused on the development, manufacture and commercialisation of a range of in vitro diagnostic tests for point-of-care use. These tests capitalise on a technology platform which uses a novel electrochemical cell that can be adapted for multiple analytes and provide for enhanced measurements in whole blood.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of the Exchange Act. Forward-looking statements in this release include statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the proposed offering. All forward-looking statements included in this release are based upon information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statement as a result of

Universal Biosensors Inc

ARBN 121 559 993

1 Corporate Avenue

Rowville VIC 3178

Australia

Telephone +61 3 9213 9000

Facsimile +61 3 9213 9099

Email info@universalbiosensors.com

www.universalbiosensors.com

new information, future events or otherwise. Our actual results could differ materially from our current expectations. We cannot assure you when, if at all, the proposed offering will occur, and the terms of any such offering are subject to change. Factors that could cause or contribute to such differences include, but are not limited to, factors and risks disclosed from time to time in reports filed with the SEC.